Exhibit 23.2

[LOGO]	533 West 2600 South, Suite 250
Bountiful, Utah 84010
Phone: (801) 292-8756
Fax: (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of Powerball International, Inc., with respect to our report dated January 29, 2004 on the financial statements included in the Annual Report (Form 10-K), for the fiscal years ended December 31, 2003 and 2002.

Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson

Bountiful, Utah

February 18, 2005